Exhibit 99.1

December 23, 2013

EAGLE ROCK AGREES TO CONTRIBUTE MIDSTREAM BUSINESS TO REGENCY ENERGY PARTNERS FOR UP TO $1.325 BILLION

HOUSTON, TX — Eagle Rock Energy Partners, L.P. (NASDAQ:EROC) announced today that it has entered into a definitive agreement to contribute its midstream business to Regency Energy Partners LP (NYSE: RGP)(“Regency”) for total consideration of up to $1.325 billion.

Highlights of the transaction, which has been unanimously approved by the Board of Directors, include the following:

•                  Eagle Rock will receive total consideration of up to $1.325 billion, subject to certain closing conditions, consisting of $200 million of newly-issued Regency common units and a combination of cash and assumed debt

•                  Regency will conduct an offer to exchange Eagle Rock’s $550 million of outstanding senior unsecured notes into an equivalent amount of Regency senior unsecured notes with the same tenor, coupon and a comparable covenant package.  The cash portion of the purchase price will be reduced by the amount of notes exchanged subject to a 10% adjustment factor such that if all $550 million of bonds are exchanged, the total consideration will equal $1.27 billion ($1.325 billion less $55 million) consisting of $200 million in Regency units, $550 million of assumed debt and $520 million of cash proceeds

Following the consummation of the transaction, which is expected to close in the first half of 2014, Eagle Rock will be a pure-play upstream MLP with a strong balance sheet and ample liquidity for future growth.  The Partnership intends to use the cash proceeds from the contribution of its midstream business to pay down borrowings under its revolving credit facility.  Pro-forma for the sale, the Partnership anticipates its Total Leverage Ratio will be under 1.75x.

“This transaction is consistent with our stated goals of simplifying our structure and reducing our debt balances,” said Joseph A. Mills, Eagle Rock’s Chairman and Chief Executive Officer.  “We are excited to announce this transformative transaction for Eagle Rock, which unlocks the value of our midstream business and positions the Partnership for future growth as a pure-play upstream MLP.”

Terms and Conditions

The transaction is subject to the approval of Eagle Rock’s unitholders, Hart-Scott-Rodino Antitrust Improvements Act of 1976 approval and other customary closing conditions.

Advisors

Evercore Group, L.L.C. and Citigroup Global Markets Inc. acted as financial advisors and Vinson & Elkins L.L.P. acted as legal counsel to Eagle Rock.

Conference Call Details

The Partnership will hold a conference call to discuss the contribution of its midstream business on Monday, December, 23, 2013 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). An accompanying presentation will be available on the Partnership’s web site at www.eaglerockenergy.com under the Investor Relations tab.

Interested parties may listen to the conference call live over the Internet or via telephone. To listen live over the Internet, participants are advised to log on to the Partnership’s web site at www.eaglerockenergy.com and select the “Events & Presentations” sub-tab under the “Investor Relations” tab.  To participate by telephone, the call in number is 877-293-5457, conference ID 28833395.  Participants are advised to dial into the call at least 15 minutes prior to the call.

About the Partnership

The Partnership is a growth-oriented master limited partnership engaged in two businesses: a) midstream, which includes (i) gathering, compressing, treating, processing and transporting natural gas; (ii) fractionating and transporting natural gas liquids (NGLs); (iii) crude oil and condensate logistics and marketing; and (iv) natural gas marketing and trading; and b) upstream, which includes exploiting, developing, and producing hydrocarbons in oil and natural gas properties.

Contacts:

Eagle Rock Energy Partners, L.P.

Jeff Wood, 281-408-1203
Senior Vice President and Chief Financial Officer

Adam Altsuler, 281-408-1350
Vice President, Corporate Finance and Investor Relations; Treasurer

Additional Information and Where to Find It

This press release does not constitute the solicitation of any vote, proxy or approval.  This press release relates to a potential transaction between the Partnership and Regency.  This press release is not a substitute for any proxy statement or any other document which the Partnership may file with the SEC in connection with the proposed transaction.  In connection with the proposed transaction, the Partnership will file with the SEC a proxy statement for the unitholders of the Partnership.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR

ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any such documents will be available free of charge through the website maintained by the SEC at www.sec.gov or by directing a request to the Partnership’s Investor Relations Department, Eagle Rock Energy, L.P., 1415 Louisiana Street, Suite 2700, Houston, TX 77002, telephone number (281) 408-1200.

Participants in the Solicitation

The Partnership and Regency and their respective general partner’s directors and executive officers may be deemed to be participants in the solicitation of proxies from the unitholders of the Partnership in respect of the proposed transaction.  Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the unitholders of the Partnership in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement when it is filed with the SEC.

Forward Looking Statements

This news release may include “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future, are forward-looking statements and speak only as of the date on which such statement is made. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership. These include, but are not limited to, the risks that the proposed transaction may not be consummated or the benefits contemplated therefrom may not be realized.  Additional risk include: the ability to obtain requisite regulatory and unitholder approval and the satisfaction of the other conditions to the consummation of the proposed transaction, the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers, customers, competitors and credit rating agencies, risks related to volatility or declines (including sustained declines) in commodity prices; market demand for crude oil, natural gas and natural gas liquids; the effectiveness of the Partnership’s hedging activities; the Partnership’s ability to retain key customers; the Partnership’s ability to continue to obtain new sources of crude oil and natural gas supply; the availability of local, intrastate and interstate transportation systems and other facilities to transport crude oil, natural gas and natural gas liquids; competition in the oil and gas industry; the Partnership’s ability to obtain credit and access the capital markets; general economic conditions; and the effects of government regulations and policies. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Partnership’s actual results and plans could differ materially from those implied or expressed by any forward-looking statements. The Partnership assumes no obligation to update any forward-looking statement as of any future date. For a detailed list of the Partnership’s risk factors, please consult the Partnership’s Form 10-K, filed with the Securities and Exchange Commission (“SEC”) for the year ended December 31, 2012 and the Partnership’s Forms 10-Q filed with the SEC for subsequent quarters, including the Partnership’s Form 10-Q filed for the quarter ended September 30, 2013 as well as any other public filings, and press releases.